UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 9, 2023

Date of Report (Date of earliest event reported)

ETON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38738	37-1858472
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

21925 W. Field Parkway, Suite 235

Deer Park, Illinois 60010-7208

(Address of principal executive offices) (Zip code)

(847) 787-7361

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ETON	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into Material Definitive Agreements

Wellstat Acquisition

On June 9, 2023, Eton Pharmaceuticals, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Wellstat Therapeutics Corporation and Wellstat Biologics Corporation (collectively, the “Debtors”), Janet M. Nesse, as Bankruptcy Trustee for the bankruptcy estates of the Debtors, and certain other affiliates of the Debtors, whereby the Company was named the “stalking horse bidder” in the bankruptcy proceedings of the Debtors and agreed to acquire the commercial assets of the Debtors for consideration of $37 million.

Closing of the Asset Purchase Agreement is uncertain and subject to several contingencies, including the Company being named the successful bidder in the bankruptcy court sale of such assets, so there is no assurance that the sale will ultimately be completed. The bankruptcy sale will occur by means of an auction process. Eton has cash on hand and committed financing in place to complete the transaction should it win the auction.

Amendment to Azurity Agreement

Also, on June 15, 2023, the Company entered into an amendment to the Asset Purchase Agreement dated December 31, 2020 (the “Original Agreement”) by and between the Company and Azurity Pharmaceuticals, Inc. (“Azurity”). Under the amendment, the Company will sell back to Azurity the royalty interests it received under the Original Agreement for a total consideration of $5.5 million.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2023	By:	/s/ James R. Gruber
James R. Gruber
Chief Financial Officer and Secretary
(Principal Financial Officer)

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